Exhibit 99.1

Press Release

For Immediate Release

Las Vegas Sands Reports
Fourth Quarter 2019 Results

For the Quarter Ended December 31, 2019
(Compared to the Quarter Ended December 31, 2018)

- Consolidated Net Revenue of $3.51 Billion
- Net Income of $783 Million; GAAP Earnings per Diluted Share of $0.82; Adjusted Earnings per Diluted Share of $0.88
- Consolidated Adjusted Property EBITDA was $1.39 Billion; Hold-Normalized Adjusted Property EBITDA was $1.31 Billion
- In Macao, Adjusted Property EBITDA was $811 Million
- At Marina Bay Sands in Singapore, Adjusted Property EBITDA was $457 Million
- At Our Las Vegas Operating Properties, Adjusted Property EBITDA was $120 Million
- The Company Paid Quarterly Dividends of $0.77 per Share
- The Company Repurchased $300 Million of Common Stock During the Quarter

For the Year Ended December 31, 2019
(Compared to the Year Ended December 31, 2018)

- Consolidated Net Revenue of $13.74 Billion;
- Net Income of $3.30 Billion; GAAP Earnings Per Diluted Share of $3.50; Adjusted Earnings per Diluted Share of $3.26
- Consolidated Adjusted Property EBITDA was $5.39 Billion
- The Company Paid Dividends of $3.08 per Share

- The Company Repurchased $754 million of Common Stock
- The Company’s Board of Directors Announced an Increase in the Company’s Recurring Common Stock Dividend for 2020 to $3.16 per Share ($0.79 per Share per Quarter)

LAS VEGAS, NV, January 29, 2020 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended December 31, 2019.

Net revenue was $3.51 billion, an increase of 1.0% from the prior year quarter. Operating income increased 6.9% to $934 million. Net income increased to $783 million compared to a net loss of $40 million in the year ago quarter, which was due to improved operating results and nonrecurring non-cash income tax expense of $727 million for U.S. tax reform in 2018, as further discussed below. Consolidated adjusted property EBITDA was $1.39 billion, an increase of 9.1% from the prior year quarter due to increases in each of our jurisdictions, led by Singapore increasing $95 million.

“We delivered solid financial results in the quarter, with Adjusted Property EBITDA reaching $1.39 billion,” said Sheldon G. Adelson, chairman and chief executive officer. “We remain enthusiastic about our future growth opportunities in Asia. This year, we will introduce approximately two million square feet of luxurious suite accommodations on the Cotai Strip with the opening of the Grand Suites at Four Seasons Macao and The Londoner Tower Suites. Additional tourism and entertainment amenities of The Londoner Macao will debut throughout 2020 and 2021. Looking further ahead, the expansion of Marina Bay Sands in Singapore will meaningfully increase our suite capacity and introduce a state-of-the-art entertainment arena, both of which should contribute to future growth. We are also aggressively pursuing additional development opportunities in new markets, including in Japan.

“Finally, we remain deeply committed to maintaining our industry-leading financial strength while continuing to increase the return of capital to shareholders. As previously announced, our annual dividend for the 2020 calendar year will increase to $3.16 per share, or $0.79 per share per quarter.”

The company paid a recurring quarterly dividend of $0.77 per common share and continued its return of capital through share repurchases of $300 million during the quarter. The company announced its next quarterly dividend of $0.79 per common share will be paid on March 26, 2020, to Las Vegas Sands shareholders of record on March 18, 2020.

Net income attributable to Las Vegas Sands in the fourth quarter of 2019 was $629 million, compared to net loss attributable to Las Vegas Sands of $170 million in the fourth quarter of 2018, while diluted earnings per share in the fourth quarter of 2019 was $0.82, compared to diluted loss per share of $0.22 in the prior-year quarter. The increase was primarily a result of nonrecurring non-cash income tax items due to the implementation of U.S. tax reform in 2018.

Adjusted net income attributable to Las Vegas Sands was $678 million, or $0.88 per diluted share, compared to $598 million, or $0.77 per diluted share, in the fourth quarter of 2018. Hold-normalized adjusted earnings per diluted share was $0.80.

Full year 2019 operating income decreased 1.4% to $3.70 billion, compared to $3.75 billion in 2018, due to increased corporate expense. Net income attributable to Las Vegas Sands increased 11.8% to $2.70 billion, or $3.50 per diluted share, in 2019, compared to $2.41 billion, or $3.07 per diluted share, in 2018. The increase in net income attributable to Las Vegas Sands reflected the gain on the sale of Sands Bethlehem, partially offset by the decrease in operating income and increases in income tax and interest expense.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL decreased to $2.24 billion in the fourth quarter of 2019, compared to $2.25 billion in the fourth quarter of 2018. Net income for SCL increased to $513 million in the fourth quarter of 2019, compared to $465 million in the fourth quarter of 2018.

On a GAAP basis, full year 2019 total net revenues for SCL increased to $8.81 billion, compared to $8.67 billion in 2018. Net income for SCL increased to $2.04 billion in 2019, compared to $1.90 billion in 2018.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $134 million for the fourth quarter of 2019, compared to $138 million in the prior-year quarter. The decrease resulted from our weighted average borrowing cost in the fourth quarter of 2019 decreasing to 4.3%, compared to 4.5% during the fourth quarter of 2018.

Our income tax expense for the fourth quarter of 2019 was $65 million (an effective income tax rate of 7.7%), compared to $782 million in the prior year quarter. The tax rate for the fourth quarter of 2019 is primarily driven by a 17% statutory tax rate on our Singapore operations. The tax expense for the fourth quarter of 2018 is primarily due to nonrecurring non-cash expense of $727 million resulting from guidance issued by the Internal Revenue Service related to the international provision of the Tax Cuts and Jobs Act (the "Act"). This guidance clarified the implementation of the Global Intangible Low-Taxed Income ("GILTI") and other provisions which impact the foreign tax credit utilization and required an increase of a valuation allowance related to our historical foreign tax credits. Our effective income tax rate for the fourth quarter of 2018 would have been 7.4% without the discrete expense associated with the Act.

Balance Sheet Items
Unrestricted cash balances as of December 31, 2019 were $4.23 billion.

As of December 31, 2019, total debt outstanding, excluding finance leases, was $12.48 billion.

Capital Expenditures
Capital expenditures during the fourth quarter totaled $460 million, including construction, development and maintenance activities of $352 million in Macao, $61 million at Marina Bay Sands and $47 million in Las Vegas.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, January 29, 2020 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Las Vegas Sands Corp. (NYSE: LVS)
Las Vegas Sands is the world’s pre-eminent developer and operator of world-class Integrated Resorts. We deliver unrivaled economic benefits to the communities in which we operate.

LVS created the meetings, incentives, convention and exhibition (MICE)-based Integrated Resort. Our industry-leading Integrated Resorts provide substantial contributions to our host communities including growth in leisure and business tourism, sustained job creation and ongoing financial opportunities for local small and medium-sized businesses.

Our properties include The Venetian Resort and Sands Expo in Las Vegas and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., we have developed the largest portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, Sands Cotai Central and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of serving people, planet and communities. We deliver a great working environment for our team members worldwide, drive social impact through the Sands Cares charitable giving and community engagement program and lead in environmental performance through the award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, disruptions or reductions in travel, as well as in our operations, due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases such as the coronavirus originating in Wuhan, China, new development, construction and ventures, government regulation, risks relating to our gaming licenses and subconcession, fluctuations in currency exchange rates and interest rates, substantial leverage and debt service, gaming promoters, competition, tax law changes, infrastructure in Macao, political instability, civil unrest, terrorist acts or war, legalization of gaming, insurance, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Contacts:

Investment Community:
Daniel Briggs
Daniel.Briggs@sands.com
(702) 414-1221

Media:
Ron Reese
Ron.Reese@sands.com
(702) 414-3607

Las Vegas Sands Corp.
Fourth Quarter 2019 Results
Non-GAAP Measures

Within the company’s fourth quarter and full year 2019 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income,” “adjusted earnings per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income,” and “hold-normalized adjusted earnings per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the Company's website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income, which is a non-GAAP financial measure, excludes certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt and other income or expense, attributable to Las Vegas Sands, net of income tax and a nonrecurring non-cash adjustment due to U.S. tax reform enacted in 2017. Adjusted net income and adjusted earnings per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain on sale of Sands Bethlehem, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.15% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.0% to 3.3% for our Macao and Singapore properties and applying a win percentage of 22.0% for Baccarat and 20.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 18.0% to 26.0% for Baccarat and 16.0% to 24.0% for non-Baccarat at our Las Vegas properties. No hold adjustments were made for Sands Bethlehem. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income and hold-normalized adjusted earnings per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income and adjusted earnings per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues:
Casino	$2,485	$2,461	$9,828	$9,819
Rooms	434	435	1,752	1,733
Food and beverage	242	223	897	865
Mall	215	200	716	690
Convention, retail and other	133	156	546	622
Net revenues	3,509	3,475	13,739	13,729
Operating expenses:
Resort operations	2,125	2,205	8,364	8,462
Corporate	51	58	313	202
Pre-opening	11	1	34	6
Development	11	3	24	12
Depreciation and amortization	291	289	1,165	1,111
Amortization of leasehold interests in land	14	9	51	35
Loss on disposal or impairment of assets	72	36	90	150
	2,575	2,601	10,041	9,978
Operating income	934	874	3,698	3,751
Other income (expense):
Interest income	17	23	74	59
Interest expense, net of amounts capitalized	(134)	(138)	(555)	(446)
Other income (expense)	31	(8)	23	26
Gain on sale of Sands Bethlehem	—	—	556	—
Loss on modification or early retirement of debt	—	(9)	(24)	(64)
Income before income taxes	848	742	3,772	3,326
Income tax expense	(65)	(782)	(468)	(375)
Net income (loss)	783	(40)	3,304	2,951
Net income attributable to noncontrolling interests	(154)	(130)	(606)	(538)
Net income (loss) attributable to Las Vegas Sands Corp.	$629	$(170)	$2,698	$2,413

Earnings (loss) per share:
Basic	$0.82	$(0.22)	$3.50	$3.07
Diluted	$0.82	$(0.22)	$3.50	$3.07

Weighted average shares outstanding:
Basic	767	780	771	786
Diluted	768	780	771	786

Dividends declared per common share	$0.77	$0.75	$3.08	$3.00

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net Revenues
The Venetian Macao	$908	$919	$3,510	$3,474
Sands Cotai Central	505	558	2,052	2,153
The Parisian Macao	401	414	1,650	1,533
The Plaza Macao and Four Seasons Hotel Macao	246	175	877	719
Sands Macao	150	156	628	650
Ferry Operations and Other	31	37	117	160
Macao Operations	2,241	2,259	8,834	8,689

Marina Bay Sands	853	726	3,101	3,069
Las Vegas Operating Properties	475	424	1,818	1,682
Sands Bethlehem(1)	—	128	227	536
Intersegment Eliminations	(60)	(62)	(241)	(247)
	$3,509	$3,475	$13,739	$13,729

Adjusted Property EBITDA
The Venetian Macao	$368	$355	$1,407	$1,378
Sands Cotai Central	180	194	726	759
The Parisian Macao	122	132	544	484
The Plaza Macao and Four Seasons Hotel Macao	102	64	345	262
Sands Macao	40	38	175	178
Ferry Operations and Other	(1)	3	(8)	18
Macao Operations	811	786	3,189	3,079

Marina Bay Sands	457	362	1,661	1,690
Las Vegas Operating Properties	120	100	487	394
Sands Bethlehem(1)	—	24	52	116
	$1,388	$1,272	$5,389	$5,279

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	40.5%	38.6%	40.1%	39.7%
Sands Cotai Central	35.6%	34.8%	35.4%	35.3%
The Parisian Macao	30.4%	31.9%	33.0%	31.6%
The Plaza Macao and Four Seasons Hotel Macao	41.5%	36.6%	39.3%	36.4%
Sands Macao	26.7%	24.4%	27.9%	27.4%
Ferry Operations and Other	(3.2)%	8.1%	(6.8)%	11.3%
Macao Operations	36.2%	34.8%	36.1%	35.4%

Marina Bay Sands	53.6%	49.9%	53.6%	55.1%
Las Vegas Operating Properties	25.3%	23.6%	26.8%	23.4%
Sands Bethlehem(1)	—%	18.8%	22.9%	21.6%

Total	39.6%	36.6%	39.2%	38.5%
____________________

(1)	The company completed the sale of Sands Bethlehem on May 31, 2019. Results of operations include Sands Bethlehem through May 30, 2019.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income (Loss) to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (loss)	$783	$(40)	$3,304	$2,951
Add (deduct):
Income tax expense	65	782	468	375
Loss on modification or early retirement of debt	—	9	24	64
Gain on sale of Sands Bethlehem(1)	—	—	(556)	—
Other (income) expense	(31)	8	(23)	(26)
Interest expense, net of amounts capitalized	134	138	555	446
Interest income	(17)	(23)	(74)	(59)
Loss on disposal or impairment of assets	72	36	90	150
Amortization of leasehold interests in land	14	9	51	35
Depreciation and amortization	291	289	1,165	1,111
Development expense	11	3	24	12
Pre-opening expense	11	1	34	6
Stock-based compensation (2)	4	2	14	12
Corporate expense	51	58	313	202
Consolidated Adjusted Property EBITDA	$1,388	$1,272	$5,389	$5,279

Hold-normalized casino revenue (3)	(120)	55
Hold-normalized casino expense (3)	41	(10)
Consolidated Hold-Normalized Adjusted Property EBITDA	$1,309	$1,317
____________________

(1)	The company completed the sale of Sands Bethlehem on May 31, 2019.
(2)
During the three months ended December 31, 2019 and 2018, the company recorded stock-based compensation expense of $10 million and $7 million, respectively, of which $6 million and $5 million, respectively, is included in corporate expense on the company's condensed consolidated statements of operations. During the years ended December 31, 2019 and 2018, the company recorded stock-based compensation expense of $36 million and $30 million, respectively, of which $22 million and $18 million, respectively, is included in corporate expense on the company's condensed consolidated statements of operations.

(3)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended December 31, 2019

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$811	$(59)	$29	$781
Marina Bay Sands	457	(61)	12	408
Las Vegas Operating Properties	120	—	—	120
	$1,388	$(120)	$41	$1,309

	Three Months Ended December 31, 2018

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$786	$—	$—	$786
Marina Bay Sands	362	25	(5)	382
United States:
Las Vegas Operating Properties	100	30	(5)	125
Sands Bethlehem(3)	24	—	—	24
	$1,272	$55	$(10)	$1,317
____________________

(1)
For Macao Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.15%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.0% to 3.3%. The company revised the expected target and range for Marina Bay Sands due to the Rolling Chip win percentage experienced over the last several years. The prior year non-GAAP measurement for Marina Bay Sands has also been adjusted to reflect this change for comparison purposes.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the company’s current period win percentage equaled 22.0% for Baccarat and 20.0% for non-Baccarat. This calculation will only be applied if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 18.0% to 26.0% and 16.0% to 24.0%, respectively.

For Sands Bethlehem, no adjustments have been made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)	Represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.
(3)	The company completed the sale of Sands Bethlehem on May 31, 2019.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income (Loss) Attributable to LVS to Adjusted Net Income and Hold-Normalized Adjusted Net Income:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (loss) attributable to LVS	$629	$(170)	$2,698	$2,413

Nonrecurring corporate expense	—	—	96	—
Pre-opening expense	11	1	34	6
Development expense	11	3	24	12
Loss on disposal or impairment of assets	72	36	90	150
Other (income) expense	(31)	8	(23)	(26)
Gain on sale of Sands Bethlehem(1)	—	—	(556)	—
Loss on modification or early retirement of debt	—	9	24	64
Nonrecurring non-cash income tax expense of U.S. tax reform (2)	—	727	—	57
Income tax impact on net income adjustments (3)	(3)	(1)	148	(8)
Noncontrolling interest impact on net income adjustments	(11)	(15)	(21)	(57)
Adjusted net income attributable to LVS	$678	$598	$2,514	$2,611

Hold-normalized casino revenue (4)	(120)	55
Hold-normalized casino expense (4)	41	(10)
Income tax impact on hold adjustments (3)	8	(9)
Noncontrolling interest impact on hold adjustments	9	—
Hold-normalized adjusted net income attributable to LVS	$616	$634

The following is a reconciliation of Diluted Earnings (Loss) per Share to Adjusted Earnings per Diluted Share and Hold-Normalized Adjusted Earnings per Diluted Share:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Per diluted share of common stock:
Net income (loss) attributable to LVS	$0.82	$(0.22)	$3.50	$3.07

Nonrecurring corporate expense	—	—	0.12	—
Pre-opening expense	0.01	—	0.05	0.01
Development expense	0.01	0.01	0.03	0.01
Loss on disposal or impairment of assets	0.09	0.05	0.12	0.19
Other (income) expense	(0.04)	0.01	(0.03)	(0.03)
Gain on sale of Sands Bethlehem	—	—	(0.72)	—
Loss on modification or early retirement of debt	—	0.01	0.03	0.08
Nonrecurring non-cash income tax expense of U.S. tax reform	—	0.93	—	0.07
Income tax impact on net income adjustments	—	—	0.19	(0.01)
Noncontrolling interest impact on net income adjustments	(0.01)	(0.02)	(0.03)	(0.07)
Adjusted earnings per diluted share	$0.88	$0.77	$3.26	$3.32

Hold-normalized casino revenue	(0.16)	0.06
Hold-normalized casino expense	0.06	(0.01)
Income tax impact on hold adjustments	0.01	(0.01)
Noncontrolling interest impact on hold adjustments	0.01	—
Hold-normalized adjusted earnings per diluted share	$0.80	$0.81

Weighted average diluted shares outstanding	768	780	771	786
____________________

(1)	The company completed the sale of Sands Bethlehem on May 31, 2019.
(2)
Adjustment reflects the impact of U.S. tax reform and related guidance issued on the valuation allowance related to certain of the company’s tax attributes. The company recorded a $670 million tax benefit during the quarter ended March 31, 2018, related to the company’s initial technical interpretation of U.S. tax reform related to global intangible low-taxed income, which was later reversed during the quarter ended December 31, 2018, when the IRS issued corrective guidance.

(3)
The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

(4)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$13,910	$15,100	$13,806	$15,177
Slot machine win per unit per day (2)	$323	$305	$296	$249
Average number of table games	657	652	651	611
Average number of slot machines	1,722	1,483	1,744	1,667

Sands Cotai Central:
Table games win per unit per day (1)	$11,401	$13,036	$11,925	$12,245
Slot machine win per unit per day (2)	$299	$313	$302	$292
Average number of table games	391	392	385	405
Average number of slot machines	1,466	1,637	1,577	1,765

The Parisian Macao:
Table games win per unit per day (1)	$14,050	$13,696	$13,866	$12,246
Slot machine win per unit per day (2)	$300	$380	$315	$290
Average number of table games	304	325	316	340
Average number of slot machines	1,476	1,149	1,377	1,302

The Plaza Macao and Four Seasons Hotel Macao:
Table games win per unit per day (1)	$19,451	$16,930	$19,882	$17,636
Slot machine win per unit per day (2)	$312	$451	$336	$507
Average number of table games	129	107	121	113
Average number of slot machines	264	168	255	187

Sands Macao:
Table games win per unit per day (1)	$8,063	$8,441	$8,358	$8,724
Slot machine win per unit per day (2)	$227	$258	$243	$246
Average number of table games	191	205	196	204
Average number of slot machines	1,004	805	957	890

Marina Bay Sands:
Table games win per unit per day (1)	$11,102	$8,430	$9,795	$9,555
Slot machine win per unit per day (2)	$755	$778	$764	$794
Average number of table games	569	599	581	580
Average number of slot machines	2,401	2,178	2,318	2,255

Las Vegas Operating Properties:
Table games win per unit per day (1)	$5,548	$2,983	$4,651	$3,256
Slot machine win per unit per day (2)	$386	$368	$356	$356
Average number of table games	209	244	220	235
Average number of slot machines	1,889	1,874	1,873	1,782

Sands Bethlehem:(3)
Table games win per unit per day (1)			$3,224	$3,024
Slot machine win per unit per day (2)			$259	$260
Average number of table games			189	184
Average number of slot machines			3,260	3,249
____________________

(1)
Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

(2)
Slot machine win per unit per day is shown before deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

(3)	The company completed the sale of Sands Bethlehem on May 31, 2019. Results of operations include Sands Bethlehem through May 30, 2019.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	December 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$748	$747	$1	0.1%
Rooms	54	56	(2)	(3.6)%
Food and Beverage	17	19	(2)	(10.5)%
Mall	71	65	6	9.2%
Convention, Retail and Other	18	32	(14)	(43.8)%
Net Revenues	$908	$919	$(11)	(1.2)%

Adjusted Property EBITDA	$368	$355	$13	3.7%
EBITDA Margin %	40.5%	38.6%		1.9	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$5,876	$9,393	$(3,517)	(37.4)%
Rolling Chip Win %(1)	4.14%	3.20%		0.94	pts

Non-Rolling Chip Drop	$2,324	$2,404	$(80)	(3.3)%
Non-Rolling Chip Win %	25.7%	25.1%		0.6	pts

Slot Handle	$1,044	$841	$203	24.1%
Slot Hold %	4.9%	5.0%		(0.1	)pts

Hotel Statistics

Occupancy %	97.2%	96.5%		0.7	pts
Average Daily Rate (ADR)	$224	$222	$2	0.9%
Revenue per Available Room (RevPAR)	$218	$214	$4	1.9%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Cotai Central	December 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$379	$418	$(39)	(9.3)%
Rooms	78	86	(8)	(9.3)%
Food and Beverage	23	25	(2)	(8.0)%
Mall	20	21	(1)	(4.8)%
Convention, Retail and Other	5	8	(3)	(37.5)%
Net Revenues	$505	$558	$(53)	(9.5)%

Adjusted Property EBITDA	$180	$194	$(14)	(7.2)%
EBITDA Margin %	35.6%	34.8%		0.8	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,041	$2,875	$(1,834)	(63.8)%
Rolling Chip Win %(1)	2.94%	3.72%		(0.78	)pts

Non-Rolling Chip Drop	$1,650	$1,678	$(28)	(1.7)%
Non-Rolling Chip Win %	23.0%	21.7%		1.3	pts

Slot Handle	$1,015	$1,164	$(149)	(12.8)%
Slot Hold %	4.0%	4.0%		—

Hotel Statistics

Occupancy %	98.5%	96.5%		2.0	pts
Average Daily Rate (ADR)	$167	$160	$7	4.4%
Revenue per Available Room (RevPAR)	$164	$154	$10	6.5%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	December 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$334	$345	$(11)	(3.2)%
Rooms	33	33	—	—
Food and Beverage	17	17	—	—
Mall	13	14	(1)	(7.1)%
Convention, Retail and Other	4	5	(1)	(20.0)%
Net Revenues	$401	$414	$(13)	(3.1)%

Adjusted Property EBITDA	$122	$132	$(10)	(7.6)%
EBITDA Margin %	30.4%	31.9%		(1.5	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$4,181	$4,816	$(635)	(13.2)%
Rolling Chip Win %(1)	3.10%	3.16%		(0.06	)pts

Non-Rolling Chip Drop	$1,124	$1,135	$(11)	(1.0)%
Non-Rolling Chip Win %	23.5%	22.6%		0.9	pts

Slot Handle	$1,066	$1,234	$(168)	(13.6)%
Slot Hold %	3.8%	3.3%		0.5	pts

Hotel Statistics

Occupancy %	97.6%	97.0%		0.6	pts
Average Daily Rate (ADR)	$159	$160	$(1)	(0.6)%
Revenue per Available Room (RevPAR)	$155	$156	$(1)	(0.6)%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Hotel Macao	December 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$169	$108	$61	56.5%
Rooms	11	10	1	10.0%
Food and Beverage	8	8	—	—
Mall	57	48	9	18.8%
Convention, Retail and Other	1	1	—	—
Net Revenues	$246	$175	$71	40.6%

Adjusted Property EBITDA	$102	$64	$38	59.4%
EBITDA Margin %	41.5%	36.6%		4.9	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$3,030	$3,365	$(335)	(10.0)%
Rolling Chip Win %(1)	4.02%	2.65%		1.37	pts

Non-Rolling Chip Drop	$433	$345	$88	25.5%
Non-Rolling Chip Win %	25.2%	22.2%		3.0	pts

Slot Handle	$125	$153	$(28)	(18.3)%
Slot Hold %	6.1%	4.5%		1.6	pts

Hotel Statistics

Occupancy %	92.9%	90.0%		2.9	pts
Average Daily Rate (ADR)	$333	$343	$(10)	(2.9)%
Revenue per Available Room (RevPAR)	$310	$309	$1	0.3%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	December 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$137	$144	$(7)	(4.9)%
Rooms	5	5	—	—
Food and Beverage	7	7	—	—
Mall	1	—	1	N.M.
Net Revenues	$150	$156	$(6)	(3.8)%

Adjusted Property EBITDA	$40	$38	$2	5.3%
EBITDA Margin %	26.7%	24.4%		2.3	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,049	$1,635	$(586)	(35.8)%
Rolling Chip Win %(1)	2.58%	2.61%		(0.03	)pts

Non-Rolling Chip Drop	$612	$630	$(18)	(2.9)%
Non-Rolling Chip Win %	18.8%	18.5%		0.3	pts

Slot Handle	$632	$643	$(11)	(1.7)%
Slot Hold %	3.3%	3.0%		0.3	pts

Hotel Statistics

Occupancy %	100.0%	98.9%		1.1	pts
Average Daily Rate (ADR)	$178	$176	$2	1.1%
Revenue per Available Room (RevPAR)	$178	$175	$3	1.7%
____________________

N.M.	Not Meaningful
(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated discounts, commissions, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	December 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$602	$500	$102	20.4%
Rooms	100	94	6	6.4%
Food and Beverage	69	55	14	25.5%
Mall	54	51	3	5.9%
Convention, Retail and Other	28	26	2	7.7%
Net Revenues	$853	$726	$127	17.5%

Adjusted Property EBITDA	$457	$362	$95	26.2%
EBITDA Margin %	53.6%	49.9%		3.7	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,916	$6,825	$1,091	16.0%
Rolling Chip Win %(1)	3.93%	2.79%		1.14	pts

Non-Rolling Chip Drop	$1,231	$1,259	$(28)	(2.2)%
Non-Rolling Chip Win %	22.0%	21.8%		0.2	pts

Slot Handle	$3,459	$3,450	$9	0.3%
Slot Hold %	4.8%	4.5%		0.3	pts

Hotel Statistics

Occupancy %	97.3%	95.5%		1.8	pts
Average Daily Rate (ADR)	$450	$423	$27	6.4%
Revenue per Available Room (RevPAR)	$438	$404	$34	8.4%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.0% to 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis). We revised the expected target and range due to the Rolling Chip win percentage experienced over the last several years.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Las Vegas Operating Properties	December 31,
(Dollars in millions)	2019	2018	$ Change	Change
Revenues:
Casino	$116	$89	$27	30.3
Rooms	153	147	6	4.1
Food and Beverage	101	85	16	18.8
Convention, Retail and Other	105	103	2	1.9
Net Revenues	$475	$424	$51	12.0

Adjusted Property EBITDA	$120	$100	$20	20.0
EBITDA Margin %	25.3%	23.6%		1.7

Gaming Statistics
(Dollars in millions)

Table Games Drop	$540	$526	$14	2.7
Table Games Win %(1)	19.8%	12.7%		7.1

Slot Handle	$841	$794	$47	5.9
Slot Hold %	8.0%	8.0%		—

Hotel Statistics

Occupancy %	94.5%	91.1%		3.4
Average Daily Rate (ADR)	$253	$250	$3	1.2
Revenue per Available Room (RevPAR)	$239	$228	$11	4.8
____________________

(1)
This compares to our expected Baccarat win percentage of 18.0% to 26.0% and our expected non-Baccarat win percentage of 16.0% to 24.0% (calculated before discounts, deferring revenue associated with the company's loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For The Three Months Ended December 31, 2019					TTM December 31, 2019
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$70	$63	90.0%	812,938	91.4%	$1,709

Shoppes at Four Seasons
Luxury Retail	44	42	95.5%	125,466	100.0%	7,065
Other Stores	13	12	92.3%	116,959	89.7%	2,823
Total	57	54	94.7%	242,425	95.0%	5,478

Shoppes at Cotai Central(3)	19	15	78.9%	525,222	90.1%	934

Shoppes at Parisian	14	11	78.6%	295,920	86.2%	785

Total Cotai Strip in Macao	160	143	89.4%	1,876,505	90.7%	1,855

The Shoppes at Marina Bay Sands	54	47	87.0%	593,714	96.4%	2,062

Total	$214	$190	88.8%	2,470,219	92.0%	$1,905
____________________

Note:	This table excludes the results of our mall operations at Sands Macao and Sands Bethlehem.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)
The Shoppes at Cotai Central will feature up to an estimated 600,000 square feet of gross leasable area at completion of all phases of Sands Cotai Central's renovation, rebranding and expansion to The Londoner Macao.